UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2014

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 13, 2014, Clear Channel Outdoor Holdings, Inc. (the “Company”) announced that, effective immediately, Suzanne M. Grimes would no longer serve as President and Chief Operating Officer–United States and Canada of the Company.

The Company has created an interim Office of the President for its Americas segment, reporting to William Eccleshare, the Company’s Chief Executive Officer, to perform certain duties until such time that Ms. Grimes’ replacement is hired. The interim Office of the President of the Americas is comprised of Franklin G. (“Rocky”) Sisson, Jr., interim Chief Revenue Officer for the Americas segment, Gene Leehan, Senior Regional President for the Americas segment, and Scott Wells, of Bain Capital Partners, LLC and a director of the Company. The Company has begun a search for a new President and Chief Operating Officer for its Americas segment.

The terms of Ms. Grimes’ severance arrangements are still being finalized and, as a result, the Company has not included such terms in this Form 8-K. The Company will file an amendment to this Form 8-K within the prescribed time period after this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: August 14, 2014	By:	/s/ Hamlet T. Newsom Jr.
Hamlet T. Newsom Jr.
Vice President, Associate General Counsel and
Assistant Secretary